UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

VECTRUS, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-36341	38-3924636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 Space Center Drive Colorado Springs, Colorado	80915
(Address of principal executive offices)	(Zip Code)

(719) 591-3600

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As described below, on September 11, 2014, certain actions were taken in connection with the planned spin-off (the “Spin-off”) of Vectrus, Inc. (the “Company” or “Vectrus”) from Exelis Inc. (“Exelis”) on September 27, 2014.

Officer Appointments and Resignations

John Procopio tendered his resignation as President of the Company, conditioned on the occurrence of the Spin-off, effective immediately prior to 12:01 a.m., New York time, on September 27, 2014 (the “Effective Time”).

The Board of Directors of Vectrus (the “Board”) appointed Theodore R. Wright as Executive Vice President and Chief Operating Officer and Kristi K. Correa as Corporate Vice President and Chief Accounting Officer of the Company, effective immediately after the Effective Time.

It is expected that following the completion of the Spin-off, the Vectrus Compensation and Personnel Committee will award Mr. Wright a Founders’ Grant with a grant date fair value equal to $787,500 (the “Founders’ Grant”). The Founders’ Grant will be a special one-time award to Mr. Wright in connection with the completion of the Spin-off and may be comprised of restricted stock units and non-qualified stock options. Additionally, it is expected that Mr. Wright will receive a special one-time cash award of $175,000 in connection with the completion of the Spin-off.

Biographical information for Mr. Wright can be found in the information statement attached to the Registration Statement on Form 10 (the “Information Statement”) of the Company filed with the Securities and Exchange Commission under the sections entitled “Management,” which is incorporated by reference herein.

Ms. Correa is currently Chief Accounting Officer of Exelis Systems Corporation, a position she has held since April 2014. She served as Vice President-Corporate Controller at Solo Cup Company (“Solo”) from 2006 to 2014, where she was responsible for the financial reporting and accounting departments at the corporate office in Lake Forest, Illinois as well as the oversight of those departments at Solo’s international subsidiaries in Canada, the United Kingdom, Mexico and Panama. Ms. Correa has a Bachelor’s degree from the University of Colorado at Boulder and a Master’s degree in Accounting from the University of Wisconsin-Madison - School of Business and is a certified public accountant.

Appointments and Resignations of Directors

The Board determined to increase the size of the Board, effective as of 11:59 p.m. on September 15, 2014, from three directors to four directors, and to increase the size of the Board, effective immediately after the Effective Time, to nine directors.

The Board appointed Louis J. Giuliano to serve as a director of the Company, effective as of 11:59 pm on September 15, 2014. Effective on his appointment to the Board, Mr. Giuliano will serve as Chair of the Audit Committee until the Effective Time.

The Board appointed each of Mr. Procopio and Rachel L. Semanchik, to serve as a member of the Audit Committee, effective as of 11:59 p.m. on September 15, 2014 until the Effective Time.

Janet L. McGregor, Mr. Procopio and Ms. Semanchik tendered their resignations from the Board, conditioned on the occurrence of the Spin-off, effective as of the Effective Time.

The Board appointed each of Mr. Stephen L. Waechter, Mr. Phillip C. Widman, Mr. William F. Murdy, Mr. Bradford J. Boston, Mr. Melvin F. Parker, Mr. Eric M. Pillmore, Ms. Mary L. Howell and Mr. Kenneth W. Hunzeker to serve as a Director of the Company, conditioned on the occurrence of the Spin-off, effective immediately after the Effective Time. Each of Mr. Hunzeker, Mr. Boston and Mr. Widman is to be in the first class of Directors and will hold such office until the annual meeting of the shareholders of the Company to be held in 2015 and until his respective successor shall have been duly elected and qualified, or until his earlier death, retirement, resignation or removal from such position. Each of Ms. Howell, Mr. Giuliano and Mr. Pillmore is to be in the second class of Directors and will hold such office until the annual meeting of the shareholders of the Company to be held in 2016 and until his or her respective successor shall have been duly elected and qualified, or until his or her earlier death, retirement, resignation or removal from such position. Each of Mr. Parker, Mr. Murdy and Mr. Waechter is to be in the third class of Directors and will hold such office until the annual meeting of the shareholders of the Company to be held in 2017 and until his respective successor shall have been duly elected and qualified, or until his earlier death, retirement, resignation or removal from such position. Biographical information for each of Mr. Giuliano, Mr. Boston, Ms. Howell, Mr. Hunzeker, Mr. Murdy, Mr. Parker, Mr. Pillmore, Mr. Waechter and Mr. Widman can be found in the Information Statement under the section entitled “Management,” which is incorporated by reference herein.

In addition, the Board appointed, conditioned on the occurrence of the Spin-off, effective as of the Effective Time:

•	Mr. Giuliano to serve as Non-Executive Chairman of the Board,

•	Mr. Waechter to serve as Chair of, and Mr. Murdy, Mr. Widman and Ms. Howell to serve as members of, the Audit Committee,

•	Mr. Boston to serve as Chair of, and Ms. Howell, Mr. Widman and Mr. Parker to serve as members of, the Compensation and Personnel Committee, and

•	Mr. Pillmore to serve as Chair of, and Mr. Murdy and Mr. Parker to serve as members of, the Nominating and Governance Committee.

Director Compensation

As of the Effective Time, each non-employee director will be entitled to receive annual director fees of $75,000 per year in cash and $75,000 in restricted stock units (“RSUs”), with total fees for the partial annual period of service from the Effective Time until the annual meeting of shareholders to be held in 2015 to be $50,000 in cash and $50,000 in RSUs. Such fees will be paid promptly on or following the Effective Time, at such time as determined by the Board, until such time as the Board determines to revise such fees for the Directors’ service to the Board. In addition:

•	The Chair of the Audit Committee will be entitled to receive an additional fee of $15,000 per year, with total fees for the partial annual period of service from the Effective Time until the annual meeting of shareholders to be held in 2015 to be $10,000 in cash. Such fees will be paid promptly on or following the Effective Time, at such time as determined by the Board, until such time as the Board determines to revise such additional fee for the Chair of the Audit Committee’s services to the Board.

•	The Chairs of the Compensation and Personnel Committee and the Nominating and Governance Committee, effective immediately after the Effective Time, will be entitled to receive an additional fee of $10,000 per year, with total fees for the partial annual period of service from the Effective Time until the annual meeting of shareholders to be held in 2015 to be $6,700 in cash. Such fees will be paid promptly on or following the Effective Time, until such time as the Board determines to revise such additional fee for the Chair of the Compensation and Personnel Committee’s or the Chair of the Nominating and Governance Committee’s service to the Board.

•	The Non-Executive Chairman of the Board will be entitled to receive an additional fee of $50,000 per annual tenure in cash and $50,000 per annual tenure in RSUs, with total fees for the partial annual period of service from the Effective Time until the annual meeting of shareholders to be held in 2015 to be $33,500 in cash and $33,500 in RSUs. Such fees will be paid promptly on or following the Effective Time, at such time as determined by the Board, until such time as the Board determines to revise such additional fee for the Non-Executive Chairman’s services to the Board.

Approval of Certain Benefits Plans

On September 11, 2014, the Board adopted and approved the Vectrus Systems Corporation Excess Savings Plan (the “Excess Savings Plan”), the Vectrus, Inc. 2014 Omnibus Incentive Plan (the “2014 Omnibus Plan”), the Vectrus, Inc. Annual Incentive Plan for Executive Officers (the “Annual Incentive Plan for Executive Officers”), the Vectrus, Inc. Senior Executive Severance Pay Plan (the “Senior Executive Severance Pay Plan”), and the Vectrus, Inc. Special Senior Executive Severance Pay Plan (the “Special Senior Executive Severance Pay Plan”) (collectively, the “Vectrus Plans”). On September 11, 2014, Exelis, acting as the sole shareholder of the Company, approved the 2014 Omnibus Plan and the Annual Incentive Plan for Executive Officers. The Vectrus Plans will become effective on the Effective Time.

The Excess Savings Plan. Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts to the Company’s tax-qualified plans, the Company has established a non-qualified unfunded Excess Savings Plan to allow for Company contributions based on an eligible employee’s base salary in excess of these limits. No employee contributions will be permitted. All balances under the Excess Savings Plan are maintained on the books of the Company and credits and deductions are made to the accumulated savings under the plan based on the earnings or losses attributable to a stable value fund. Benefits will be paid in a lump sum generally in the seventh month following the date on which the employee’s separation from service occurs. Employees are 100% vested at all times in any amounts credited to their accounts.

2014 Omnibus Plan. The purpose of the 2014 Omnibus Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain employees and members of the Board upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend. The 2014 Omnibus Plan permits the Compensation and Personnel Committee of the Board (the “Committee”) to grant to eligible employees and directors of the Company and its affiliates any of the following types of awards (or any combination thereof): nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, and other awards that may include, without limitation, unrestricted shares, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, service conditions or other goals established by the Committee and the payment of shares in lieu of cash under other Company incentive or bonus programs. Subject to adjustment, the maximum number of shares of the Company’s common stock authorized for issuance under the 2014 Omnibus Plan is 2,625,000 shares. The 2014 Omnibus Plan also generally governs equity awards that were issued under equity plans of Exelis, the predecessor corporation of the Company, and converted into awards denominated in the Company’s common stock, provided that such converted awards will generally continue to be subject to the material terms and conditions of the original equity incentive plans under which they were granted.

The Annual Incentive Plan for Executive Officers. The purpose of the Annual Incentive Plan for Executive Officers is to provide incentive compensation in the form of a cash award to the Company’s executive officers for achieving specific pre-established performance objectives and to continue to motivate participating executive officers to achieve their business goals. The Annual Incentive Plan for Executive Officers is structured to permit the grant of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, if such qualification is desired. However, the Committee has discretion to grant incentive awards that are not intended to so qualify. Amounts paid by the Company may be based on the actual annual performance of the Company as a whole or specific businesses of the Company or its subsidiaries, operating companies or operating units during a performance year as compared with the annual performance goals established and approved by the Committee prior to or within 90 days of the beginning of such performance year (or, if sooner, prior to the time when 25% of the applicable performance period has lapsed). Payment of awards, if any, will generally be paid as soon as practicable following the end of the applicable performance period. The maximum annual award to any executive officer is limited to $2,500,000. For awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, the Committee establishes the performance goals based one or more of the following criteria: net earnings, net sales growth, net operating profit, return measures (including, but not limited to, return on assets, investment or invested capital, equity, or sales), earnings (including, but not limited to, earnings before or after taxes, interest, taxes, depreciation and/or amortization), gross or operating margins, productivity ratios, net income (before or after taxes), expense targets, margins, operating efficiency, customer satisfaction, employee satisfaction metrics, human resources metrics, operating income, earnings per share, expense management, profitability of an identifiable business unit or product, maintenance or improvement of profit margins, stock price (including, but not limited to, growth measures and total shareholder return), market share, revenues or sales (including, but not limited to, organic revenue), costs, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, working capital, return on assets, total shareholder return, return on invested or total capital and economic value added. For awards that are not intended to qualify as “performance-based compensation”, the Committee may establish the performance goals based on this criteria or such other measures as the Committee may determine.

The Senior Executive Severance Pay Plan. The purpose of the Senior Executive Severance Pay Plan is to provide occupational transition for senior executives following certain termination scenarios. Senior executives who are U.S. citizens or who are employed in the United States in Band A at any time within the two year period immediately preceding such executive’s termination date are covered by the Senior Executive Severance Pay Plan unless they are party to individual agreements that provide severance pay in situations where severance would be payable under the Senior Executive Severance Pay Plan. The Senior Executive Severance Pay Plan generally provides for severance payments if the Company terminates a senior executive’s employment without cause and the plan does not provide severance payments for such executives who (i) voluntarily resign, (ii) voluntarily retire, (iii) accept employment or refuse comparable employment with a purchaser in a divestiture situation, (iv) terminate due to death or disability or (v) terminate with a scheduled termination date on or after the executive’s “normal retirement date” (as defined in the plan). Severance payments will be paid to eligible executives in the form of periodic payments according to the regular payroll schedule and will generally commence within 60 days following such executive’s termination date. The amount of the severance payment depends on the executive’s base pay and years of service with the Company (or its predecessor entity, Exelis), with a minimum severance pay equal to twelve months of base pay and a maximum severance pay equal to twenty-four months of base pay. Such executive will continue to be eligible to participate in certain Company employee benefit plans as long as such executive is receiving severance pay, subject to certain exceptions and excluded employee benefit plans. Payment of severance is subject to the executive signing and not revoking a release of claims satisfactory to the Company. Further, the Company’s obligation to continue severance payments is contingent on the executive’s compliance with the Company’s code of conduct, applicable corporate policies, non-disparagement provisions and non-competition provisions.

The Special Senior Executive Severance Pay Plan. The purpose of the Special Senior Executive Severance Pay Plan is to assist in occupational transition by providing severance benefits for senior executives in the case of certain terminations in connection with an “acceleration event,” as defined in the plan. The Special Senior Executive Severance Pay Plan covers senior executives who are in Band A or Band B or who were in Band A or Band B at any time within the two year period immediately preceding an “acceleration event” as well as certain other executives designated by the Committee.

The Special Senior Executive Severance Pay Plan provides that severance will be paid to a covered executive upon a termination of employment by the Company without cause or by the executive for good reason, within the two year period commencing on the date of the occurrence of an “acceleration event.” A senior executive will also be paid severance in the event of such executive’s termination without cause prior to and in contemplation of an “acceleration event” that ultimately occurs. Executives are entitled to receive (i) any accrued but unpaid compensation or benefits, including accrued vacation, of the executive, (ii) a severance payment of either three or two times (depending on whether the executive is a Band A or Band B executive, respectively) the sum of the executive’s current annual base salary rate and current target bonus, paid in installments, (iii) a lump sum amount representing an estimate of the Company contributions that would have been made over the severance period to the employee’s account under the Company’s savings plans, determined by reference to prior contribution amounts and pay levels at the time of termination, (iv) continued health and life insurance benefits following such executive’s date of termination for the length of the executive’s enhanced severance period, and (v) outplacement services for one year following the date of termination along with certain other benefits.

Kenneth W. Hunzeker Employment Letter

On September 15, 2014, the Company and Kenneth W. Hunzeker entered into an employment letter (the “Employment Letter”) setting forth the terms and conditions of his employment as Chief Executive Officer and President of the Company effective upon the Effective Time. Pursuant to the Employment Letter, Mr. Hunzeker is entitled to a beginning annual base salary of $600,000 and is also eligible for a target annual incentive equal to 100% of his base salary and a 2015 target long-term incentive award equal to $900,000. The letter also provides that Mr. Hunzeker will receive a Founders’ Grant in connection with the Spin-off that may be composed of nonqualified stock options and restricted stock units with terms set forth in the Employment Letter and having an aggregate value of $1,350,000. If the Company terminates his employment other than for cause (as defined in the Employment Letter) and other than as a result of his death or disability, in each case prior to his normal retirement date, he will, subject to certain conditions and limitations set forth in the Employment Letter, be entitled to severance pay in an amount equal to two times his then-current annual base salary payable in installments over 24 months and will also be entitled to receive certain benefits during that time. If Mr. Hunzeker’s employment is terminated due to a “Qualifying Termination” as defined in the Special Senior Executive Severance Pay Plan, Mr. Hunzeker will be entitled to severance benefits provided under the terms of the Special Senior Executive Severance Pay Plan in lieu of any benefits described in the Employment Letter. The description above of the terms and conditions of the Employment Letter is qualified in its entirety by reference to the Employment Letter, a copy of which is attached hereto as Exhibit 10.1, and the Special Senior Executive Severance Pay Plan, which is attached as Exhibit A to the Employment Letter.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On September 11, 2014, the Board approved and recommended for approval by the Company’s sole stockholder, and the Company’s sole stockholder approved, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, to be effective as of 11:59 p.m. on September 15, 2014. A summary of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws is included in the “Description of Capital Stock” in the Information Statement and is incorporated by reference herein.

The Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2 hereto, respectively.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 (the “Act”): Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Act. These forward-looking statements include, but are not limited to, statements about the separation of Vectrus from Exelis, the terms and the effect of the separation, the nature and impact of such a separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. Whenever used, words such as “may”, “will”, “likely”, “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are uncertain and to some extent unpredictable, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Such forward-looking statements include factors that could cause results to differ materially from those anticipated include, but are not limited to: economic, political and social conditions in the countries in which we conduct our businesses; changes in U.S. or international government defense budgets; government regulations and compliance therewith, including changes to the department of defense procurement process; changes in technology; intellectual property matters; governmental investigations, reviews, audits and cost adjustments; contingencies related to actual or alleged environmental contamination, claims and concerns; delays in completion of the U.S. Government’s budget; our success in expanding our geographic footprint or broadening our customer base; our ability to realize the full amounts reflected in our backlog; impairment of goodwill; misconduct of our employees, subcontractors, agents and business partners; our ability to control costs; our level of indebtedness; subcontractor performance; economic and capital markets conditions; ability to retain and recruit qualified personnel; security breaches and other disruptions to our information technology and operations; changes in our tax provisions or exposure to additional income tax liabilities; changes in generally accepted accounting principles; and other factors set forth in the Information Statement and our other filings with the Securities and Exchange Commission.

In addition, there are risks and uncertainties relating to the separation, including whether those transactions will result in any tax liability, the operational and financial profile of the company or any of its businesses after giving effect to the separation, and the ability of the Company to operate as in independent entity.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit

No.	Description

3.1	Amended and Restated Articles of Incorporation of Vectrus, Inc.

3.2	Amended and Restated By-laws of Vectrus, Inc.

10.1	Employment Letter dated as of September 15, 2014, between Vectrus, Inc. and Kenneth W. Hunzeker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTRUS, INC.

Date: September 16, 2014	By:	/s/ Michele Tyler
Michele Tyler

	Its:	Vice President, General Counsel and Secretary
(Authorized Officer of Registrant)

Exhibit

No.	Description

3.1	Amended and Restated Articles of Incorporation of Vectrus, Inc.

3.2	Amended and Restated By-laws of Vectrus, Inc.

10.1	Employment Letter dated as of September 15, 2014, between Vectrus, Inc. and Kenneth W. Hunzeker